Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291349

Prospectus Supplement

(To Prospectus dated November 7, 2025)

$2,000,000,000

The Mosaic Company

$1,000,000,000 5.350% Senior Notes due 2031

$500,000,000 5.650% Senior Notes due 2034

$500,000,000 5.900% Senior Notes due 2036

We are offering $1,000,000,000 in aggregate principal amount of our 5.350% senior notes due 2031 (the “2031 notes”), $500,000,000 in aggregate principal amount of our 5.650% senior notes due 2034 (the “2034 notes”) and $500,000,000 in aggregate principal amount of our 5.900% senior notes due 2036 (the “2036 notes” and, together with the 2031 notes and the 2034 notes, the “notes”). We will pay interest on the notes semiannually in arrears, in the case of the 2031 notes on February 17 and August 17 of each year, commencing on February 17, 2027, in the case of the 2034 notes on January 15 and July 15 of each year, commencing on January 15, 2027 and in the case of the 2036 notes on February 17 and August 17 of each year, commencing on February 17, 2027. The 2031 notes will mature on August 17, 2031, the 2034 notes will mature on January 15, 2034 and the 2036 notes will mature on August 17, 2036.

We may redeem the notes of any series in whole or in part at any time and from time to time at the applicable redemption prices set forth under “Description of the Notes—Optional Redemption.” In addition, if we experience a “Change of Control Triggering Event” with respect to a series of notes, we will be required to offer to purchase the notes of such series from holders. See “Description of the Notes—Change of Control.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future unsecured senior indebtedness. The notes of each series will be issued only in registered book-entry form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. For a more detailed description of the notes, see “Description of the Notes.”

The notes are new issues of securities with no established trading markets. The notes will not be listed on any securities exchange or included in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that are incorporated herein for a discussion of certain risks you should consider in connection with an investment in the notes.

	Per 2031 Note	Total	Per 2034 Note	Total	Per 2036 Note	Total
Public offering price(1)	99.987%	$999,870,000	99.713%	$498,565,000	99.664%	$498,320,000
Underwriting discount	0.600%	$6,000,000	0.625%	$3,125,000	0.650%	$3,250,000
Proceeds, before expenses, to us(1)	99.387%	$993,870,000	99.088%	$495,440,000	99.014%	$495,070,000

(1)	Plus accrued interest, if any, from August 17, 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to investors in book-entry form only through the facilities of The Depository Trust Company (“DTC”), for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and/or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), on or about August 17, 2026.

Active Joint Book-Running Managers

Citigroup	BofA Securities	J.P. Morgan	Wells Fargo Securities

Passive Joint Book-Running Managers

BMO Capital Markets	BNP PARIBAS	Goldman Sachs & Co. LLC	MUFG

PNC Capital Markets LLC	Rabo Securities	Scotiabank	US Bancorp

Co-Managers

Barclays	Bradesco BBI	TD Securities

The date of this prospectus supplement is August 10, 2026.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that The Mosaic Company has filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, the Company is offering to sell the notes using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describe our business and give more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus and any free writing prospectus before making a decision to invest in the notes. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus authorized by us. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell the notes in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of those respective documents, regardless of the time of delivery of this prospectus supplement or of any sale of the notes. Our business, prospects, financial condition and results of operations may have changed since those dates.

BASIS OF PRESENTATION

As used in this prospectus supplement, the terms “we,” “our,” “us,” “Mosaic” and “the Company,” except as otherwise indicated or as the context otherwise indicates, refer to The Mosaic Company and/or its applicable subsidiary or subsidiaries. All references in this prospectus supplement to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

TRADEMARKS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Other trademarks, service marks and trade names appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may be listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement and the accompanying prospectus is applicable to each sale of securities offered pursuant to this prospectus supplement, and the documents we have incorporated by reference may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “should” or other similar words to identify forward-looking statements.

Factors that could cause reported results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•

business and economic conditions and governmental policies affecting the agricultural industry where we or our customers operate, including price and demand volatility resulting from periodic imbalances of supply and demand;

•

because of political and economic instability, civil unrest or changes in government policies in Brazil, Peru, Paraguay or other countries in which we do business, our operations could be disrupted as higher costs of doing business could result, including those associated with implementation of new freight tables and new mining legislation;

•

the ongoing conflict between Russia and Ukraine, related sanctions and other governmental actions, and their effects on global markets, supply chains, and the pricing and availability of key inputs, raw materials and commodities;

•	geopolitical instability and escalating tensions involving Iran, including disruptions to global shipping routes and trade flows, particularly through the Strait of Hormuz;

•	potential changes in trade policies, including the impact of U.S. tariffs and retaliatory tariffs on prices of raw materials and commodities and other economic conditions;

•	changes in farmers’ application rates for crop nutrients;

•	changes in the operation of world phosphate or potash markets, including consolidation in the crop nutrient industry, particularly if we do not participate in the consolidation;

•

the expansion or contraction of production capacity or selling efforts by competitors or new entrants in the industries in which we operate, including the effects of actions by the other member of Canpotex, Limited (“Canpotex”) to prove the production capacity of potash expansion projects, through proving runs or otherwise;

•	the effect of future product innovations or development of new technologies on demand for our products;

•

seasonality in our business that results in the need to carry significant amounts of inventory and seasonal peaks in working capital requirements, which may result in excess inventory or product shortages;

•	changes in the costs, or constraints on supplies, of raw materials or energy used in manufacturing our products, or in the costs or availability of transportation for our products;

•	economic and market conditions, including supply chain challenges and increased costs and delays caused by transportation and labor shortages;

•

declines in our selling prices or significant increases in costs that can require us to write down our inventories to the lower of cost or market, or require us to impair goodwill or other long-lived assets, or establish a valuation allowance against deferred tax assets;

•

the lag in realizing the benefit of falling market prices for the raw materials we use to produce our products that can occur while we consume raw materials that we purchased or committed to purchase in the past at higher prices;

•	disruptions of our operations at any of our key production, distribution, transportation or terminaling facilities, including those of Canpotex or any joint venture in which we participate;

•	shortages or other unavailability of trucks, railcars, tugs, barges and ships for carrying our products and raw materials;

•	the effects of and change in trade, monetary, environmental, tax and fiscal policies, laws and regulations, other than tariffs;

•	a material adverse change in our Saudi Arabian Mining Company (“Ma’aden”) investment with respect to the financial position, performance, operations or prospects of Ma’aden;

•	foreign exchange rates and fluctuations in those rates;

•	tax regulations, currency exchange controls and other restrictions that may affect our ability to optimize the use of our liquidity;

•	adverse weather and climate conditions affecting our operations, including the impact of potential hurricanes, excessive heat, cold, snow, rainfall or drought;

•

difficulties or delays in receiving, challenges to, increased costs of obtaining or satisfying conditions of, or revocation or withdrawal of required governmental and regulatory approvals, including permitting activities;

•

changes in the environmental and other governmental regulations that apply to our operations, including federal legislation or regulatory action expanding the types and extent of water resources regulated under federal law and the possibility of further federal or state legislation or regulatory action affecting or related to greenhouse gas emissions, including carbon taxes or other measures that may be implemented in Canada or other jurisdictions in which we operate, or of restrictions or liabilities related to elevated levels of naturally-occurring radiation that arise from disturbing the ground in the course of mining activities or possible efforts to reduce the flow of nutrients into the Gulf of America, the Mississippi River basin or elsewhere;

•	the potential costs and effects of implementation of federal or state water quality standards for the discharge of nitrogen and/or phosphorus into Florida waterways;

•	the financial resources of our competitors, including state-owned and government-subsidized entities in other countries;

•	the possibility of defaults by our customers on trade credit that we extend to them or on indebtedness that they incur to purchase our products and that we guarantee;

•	any significant reduction in customers’ liquidity or access to credit that they need to purchase our products;

•	the effectiveness of the processes we put in place to manage our significant strategic priorities and to successfully integrate and grow acquired businesses;

•	actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations;

•

the costs and effects of legal and administrative proceedings and regulatory matters affecting us, including environmental, tax or administrative proceedings, complaints that our operations are adversely impacting nearby farms, businesses, other property uses or properties, settlements thereof and actions taken by courts with respect to approvals of settlements, costs related to defending and resolving global audit, appeal or court activity and other further developments in legal proceedings and regulatory matters;

•	the success of our efforts to attract and retain highly qualified and motivated employees;

•

strikes, labor stoppages or slowdowns by our work force or increased costs resulting from unsuccessful labor contract negotiations, and the potential costs and effects of compliance with new regulations affecting our workforce, which increasingly focus on wages and hours, healthcare, retirement and other employee benefits;

•	brine inflows at our potash mines;

•

accidents or other incidents involving our properties or operations, including potential fires, explosions, seismic events, sinkholes, unsuccessful tailings management, ineffective mine safety procedures or releases of hazardous or volatile chemicals;

•

terrorism, armed conflict, disruptions associated with geopolitical conflict, or other malicious intentional acts, including cybersecurity risks such as attempts to gain unauthorized access to, or disable, our information technology systems, or our costs of addressing malicious intentional acts;

•	actions by the holders of controlling equity interests in businesses in which we hold a noncontrolling interest;

•

changes in our relationships with the other member of Canpotex or any joint venture in which we participate or its or our exit from participation in Canpotex or any such export association or joint venture, and other changes in our commercial arrangements with unrelated third parties; and

•	other risk factors reported from time to time in our SEC reports.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise these statements except as required by federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains information about the offering of the notes. It does not contain all of the information that may be important to you in making a decision to purchase the notes. For a more complete understanding of The Mosaic Company and the offering of the notes, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our financial statements and the notes to those financial statements.

Our Company

The Mosaic Company is the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We are the second largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in North America and Brazil. We are the leading fertilizer production and distribution company in Brazil. We mine phosphate rock in Florida, Brazil and Peru. We process rock into finished phosphate products at facilities in Florida, Louisiana and Brazil. We are typically one of the top four global potash producers in the world. We mine potash in Saskatchewan. We have other production, blending or distribution operations in Brazil, China, India and Paraguay. Our operations serve the top four nutrient-consuming countries in the world: China, India, the United States and Brazil.

The Mosaic Company is a Delaware corporation that was incorporated in March 2004 and serves as the parent company of the business that was formed through the October 2004 combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated. We are publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Tampa, Florida.

We conduct our business through wholly and majority-owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest. We are organized into three reportable business segments: Phosphate, Potash and Mosaic Fertilizantes. Intersegment eliminations, unrealized mark-to-market gains/losses on derivatives and investment in equity securities of Saudi Arabian Mining Company (Ma’aden), debt expenses, and the results of the China and India distribution businesses and Mosaic Biosciences are included within Corporate, Eliminations and Other.

Our principal executive offices are located at 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, telephone (800) 918-8270. Our Internet website address is www.mosaicco.com. Information on our website is not a part of, or incorporated by reference in, this prospectus supplement.

Recent Developments

Tender Offers

On August 10, 2026, we commenced tender offers to purchase up to $1,400,000,000 aggregate purchase price (the “Tender Cap”) of the outstanding (i) $700,000,000 aggregate principal amount of our 4.050% Senior Notes due 2027 (the “2027 Notes”), (ii) $147,100,000 aggregate principal amount of 7.300% Debentures due 2028 issued by Mosaic Global Holdings, Inc., a wholly owned subsidiary of the Company (the “2028 Debentures”), (iii) $400,000,000 aggregate principal amount of our 5.375% Senior Notes due 2028 (the “2028 Notes”) and (iv) $500,000,000 aggregate principal amount of our 4.350% Senior Notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, 2028 Notes and 2028 Debentures, the “Existing Notes”) (each, a “Tender Offer” and, collectively, the “Tender Offers”), subject to an aggregate purchase price sublimit of $150,000,000 with respect to the Tender Offer for the 2029 Notes (the “2029 Notes Cap”). The Tender Offers are being made on the terms and subject to the conditions set forth in the Offer to Purchase, including the financing condition described below, dated August 10, 2026 (as may be amended from time to time, the “Offer to Purchase”). We reserve the right, but are under no obligation, to increase the amount of Existing Notes accepted for payment in the Tender Offer by no more than 2% of the outstanding Existing Notes of the applicable series without amending or extending the Tender Offers at any time, subject to applicable law.

We intend to use the net proceeds from this offering (i) to fund the purchase price for Existing Notes validly tendered and accepted for purchase in the Tender Offers, including the payment of accrued and unpaid interest thereon to but excluding the settlement date for the Tender Offers (such amount, “Accrued Interest,” and the payment thereof, the “Accrued Coupon Payment”) and fees and expenses related thereto and (ii), as applicable, for general corporate purposes, which may include the repayment, repurchase or refinancing of outstanding indebtedness from time to time. See “Use of Proceeds.”

This offering is not contingent on the consummation of the Tender Offers. The Tender Offers are subject to the satisfaction of certain conditions, including a financing condition. In order to satisfy the financing condition with respect to the Tender Offers, we shall have completed this offering on terms and conditions satisfactory to us that results in our receipt of net proceeds that is sufficient to pay the total consideration for all Existing Notes validly tendered (and not validly withdrawn) and accepted for purchase by us, plus the total Accrued Coupon Payments. We cannot assure you that the Tender Offers will be completed on the terms described in this prospectus supplement, or at all. Nothing in this prospectus supplement should be construed as an offer to purchase or a solicitation of an offer to purchase any of our Existing Notes. The Tender Offers are being made only upon the terms and conditions set forth in the Offer to Purchase.

Information in this prospectus supplement that is presented after giving effect to the Tender Offers assumes (i) the application of the net proceeds from this offering to effect the Tender Offers, (ii) that we purchase the Existing Notes in an aggregate purchase price equal to the Tender Cap in accordance with the terms of the Offer to Purchase (including the Acceptance Priority Levels and the 2029 Notes Cap) and (iii) all Tender Offers are fully subscribed. This information has been prepared for illustrative purposes only. However, because the Tender Offers are voluntary tender offers and depend on holders of the Existing Notes tendering their Existing Notes, we may repurchase less than the Tender Cap in the Tender Offer. Accordingly, we cannot predict with certainty how much of the net proceeds from this offering will be applied towards consummating the Tender Offers or the amount of each series of Existing Notes we will purchase.

This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Existing Notes.

Other Purchases of Existing Notes

After the expiration of the Tender Offers, we may purchase or redeem any remaining Existing Notes not purchased in the Tender Offers as permitted by the applicable indenture relating to such Existing Notes or any of our other indebtedness. Any future purchases or redemptions by us and/or our affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we and/or our affiliates may choose to pursue in the future. The effect of any of these actions may directly or indirectly affect the price of any Existing Notes that remain outstanding after the consummation or termination of the Tender Offers.

The Offering

Issuer	The Mosaic Company.

Securities Offered	$1.0 billion aggregate principal amount of 5.350% senior notes due 2031.

$500.0 million aggregate principal amount of 5.650% senior notes due 2034.

$500.0 million aggregate principal amount of 5.900% senior notes due 2036.

Maturity Date	The 2031 notes will mature on August 17, 2031.

The 2034 notes will mature on January 15, 2034.

The 2036 notes will mature on August 17, 2036.

Interest Rate	The 2031 notes will bear interest at a rate of 5.350% per year, payable semiannually in arrears on February 17 and August 17 of each year, commencing on February 17, 2027.

The 2034 notes will bear interest at a rate of 5.650% per year, payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 2027.

The 2036 notes will bear interest at a rate of 5.900% per year, payable semiannually in arrears on February 17 and August 17 of each year, commencing on February 17, 2027.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with our existing and future senior unsecured indebtedness.

As of June 30, 2026, The Mosaic Company had approximately $5.86 billion of indebtedness (excluding intercompany debt and letters of credit).

The notes will be structurally subordinated to all existing and any future indebtedness and other liabilities, including guarantees, of our subsidiaries. See “Risk Factors—Risks Related to the Notes—The notes are effectively subordinated to the obligations of our subsidiaries.”

As of June 30, 2026, our consolidated subsidiaries had approximately $1.45 billion of indebtedness, the majority of which is guaranteed by The Mosaic Company.

See “—Recent Developments.”

Guarantees	None.

Covenants	The indenture governing the notes contains covenants that will limit our ability to:

•	incur debt secured by liens;

•	engage in certain sale and leaseback transactions; and

•	merge with a third party or convey, transfer or lease all or substantially all of the assets.

These covenants are subject to important exceptions and qualifications. For more information on these covenants, please see the information under the caption “Description of Debt Securities— Certain Covenants” in the accompanying prospectus.

Change of Control	If we experience a “Change of Control Triggering Event” (as defined in “Description of the Notes—Change of Control”) with respect to a series of notes, we will be required, unless we have exercised our right to redeem such series of notes, to offer to repurchase the notes of such series at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to but excluding the date of repurchase.

Optional Redemption	At any time prior to July 17, 2031, in the case of the 2031 notes (one month prior to the maturity date of the 2031 notes), prior to November 15, 2033, in the case of the 2034 notes (two months prior to the maturity date of the 2034 notes), and prior to May 17, 2036, in the case of the 2036 notes (three months prior to the maturity date of the 2036 notes), we may redeem the notes in whole or in part, at the applicable redemption prices described in this prospectus supplement.

At any time on or after July 17, 2031, in the case of the 2031 notes (one month prior to the maturity date of the 2031 notes), after November 15, 2033, in the case of the 2034 notes (two months prior to the maturity date of the 2034 notes), and after May 17, 2036, in the case of the 2036 notes (three months prior to the maturity date of the 2036 notes), we may redeem the notes in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

We will also pay any accrued and unpaid interest on any principal amount being redeemed to, but excluding, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Sinking Fund	None.

Use of Proceeds	We estimate the net proceeds from the sale of the notes to be approximately $1,983.3 million, after deducting the underwriting discounts and estimated expenses of this offering payable by us. We intend to use the proceeds (i) to fund the purchase price for Existing Notes validly tendered and accepted for purchase in the Tender Offers, including Accrued Interest, fees and expenses related thereto, and (ii) for general corporate purposes, which may include the repayment, repurchase or refinancing of outstanding indebtedness from time to time. Pending such uses, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, before deciding to invest in the notes.

Trustee	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

Form and Denomination	Each series of notes will be represented by one or more global notes, deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the Notes—The Depositary, Book-Entry and Settlement” in this prospectus supplement.

Governing Law	The indenture governing the notes is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

No Listing	We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any automated quotation system.

RISK FACTORS

An investment in the notes involves risk. You should carefully consider the following risks as well as the other information included or incorporated by reference in this prospectus supplement, including our financial statements and related notes, before investing in the notes. In addition to the risk factors set forth below, please read the information included or incorporated by reference under the heading “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Notes

The notes are senior unsecured obligations and are subordinated to all of our existing and future secured indebtedness.

The notes are senior unsecured obligations and effectively subordinated in right of payment to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. The indenture for the notes does not restrict our ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, our assets that serve as collateral for any secured indebtedness would be made available to satisfy the obligations to our secured creditors before any payments are made on the notes. See “Description of Debt Securities—General” in the accompanying prospectus.

The notes are effectively subordinated to the obligations of our subsidiaries.

All of our operations are conducted through our subsidiaries. Although the notes are unsubordinated obligations, they will be effectively subordinated to all liabilities of our subsidiaries, to the extent of their assets. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to us, whether by paying dividends or otherwise, so that we can do so.

As of June 30, 2026, our consolidated subsidiaries had approximately $1.45 billion of indebtedness, the majority of which is guaranteed by The Mosaic Company. See “Prospectus Supplement Summary—Recent Developments.”

We have made only limited covenants in the indenture for the notes. The indenture for the notes does not:

•	establish a sinking fund for the notes;

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we incur operating losses;

•	limit our subsidiaries’ ability to incur indebtedness generally or indebtedness that would effectively rank senior to the notes;

•	limit our ability to incur indebtedness generally or any indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability generally to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

If an active trading market does not develop for a series of the notes, you may be unable to sell your notes of such series or to sell your notes of such series at prices that you deem sufficient.

The notes are new issues of securities with no established trading markets. We do not intend to list the notes of any series on any securities exchange or include the notes in any automated quotation system. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. No assurance can be given:

•	that a market for any series of notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or prices at which you may be able to sell your notes.

We may be unable to repurchase the notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event with respect to a particular series of notes, subject to certain conditions, we will be required to make an offer to repurchase all outstanding notes of such series at 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Notes—Change of Control” in this prospectus supplement. The source of funds for such a repurchase will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Triggering Event to make required repurchases of notes tendered. Our future debt instruments may contain similar provisions. It is possible that we will not have sufficient funds at the time of the Change of Control Triggering Event to complete the required repurchase of the notes and, if applicable, our other indebtedness.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the notes.

We expect that the notes will be rated “investment grade” by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the notes, since a rating does not predict the market price of a particular security or its suitability for a particular investor. The rating organization may lower the rating or decide not to rate the notes in its sole discretion. The rating of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on the notes and the ultimate payment of principal of the notes on the final maturity date. Any ratings downgrade could increase our cost of borrowing or require certain actions to be performed to rectify such a situation. The reduction, suspension or withdrawal of the ratings of the notes will not, in and of itself, constitute an event of default under the indenture.

The notes of each series offered hereby will vote with our 4.050% Senior Notes due 2027, our 5.375% Senior Notes due 2028, our 4.350% Senior Notes due 2029, our 4.600% Senior Notes due 2030, our 5.450% Senior Notes due 2033, our 4.875% Senior Notes due 2041, our 5.625% Senior Notes due 2043, the notes of the other series offered hereby and any other notes issued pursuant to the Indenture with respect to certain matters as provided in the Indenture.

Pursuant to the Indenture, for purposes of certain amendments to the Indenture, the notes of each series offered hereby will vote as a single series on a pro rata basis with all outstanding notes of other series issued pursuant to the Indenture, including our 4.050% Senior Notes due 2027, our 5.375% Senior Notes due 2028, our 4.350% Senior Notes due 2029, our 4.600% Senior Notes due 2030, our 5.450% Senior Notes due 2033, our 4.875%

Senior Notes due 2041, our 5.625% Senior Notes due 2043 and the notes of the other series offered hereby. Therefore, to the extent holders of such other notes have different interests than the holders of the notes of a series offered hereby, such other holders may, to the extent they represent a majority of all notes outstanding under the Indenture, amend the Indenture in ways that are not in the best interests of the holders of the notes of a series offered hereby.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the notes to be approximately $1,983.3 million, after deducting the underwriting discounts and estimated expenses of this offering payable by us. We intend to use the proceeds (i) to fund the purchase price for Existing Notes validly tendered and accepted for purchase in the Tender Offers, including Accrued Interest, fees and expenses related thereto, and (ii) for general corporate purposes, which may include the repayment, repurchase or refinancing of outstanding indebtedness from time to time. Pending such uses, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.

CAPITALIZATION

The following table sets forth:

•	our consolidated capitalization (including short-term debt) as of June 30, 2026; and

•

our consolidated capitalization as of June 30, 2026, as adjusted to give effect to the issuance of the notes, the application of the net proceeds from this offering to effect the Tender Offers, excluding Accrued Interest and fees and expenses related thereto as described under “Use of Proceeds,” assuming (i) the purchase of Existing Notes in an aggregate purchase price equal to the Tender Cap and (ii) all Tender Offers are fully subscribed.

You should read this table in conjunction with the information included elsewhere and incorporated by reference in this prospectus supplement, including “Prospectus Supplement Summary—Recent Developments,” our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2026
	Actual	As Adjusted(1)(2)
	(amounts in millions, except share amounts)
Cash and cash equivalents	$294.0	$871.4

Short-term debt:
Short-term debt	1,021.3	1,021.3
Current maturities of long-term debt	66.7	66.7
Revolving credit facility(1)	—	—

Total short-term debt	1,088.0	1,088.0

Long-term debt:
Unsecured notes	3,400.0	2,150.1
Unsecured debentures	147.1	—
Other	1,220.6	1,220.6
2031 notes offered hereby	—	1,000.0
2034 notes offered hereby	—	500.0
2036 notes offered hereby	—	500.0

Total long-term debt, less current maturities	4,767.7	5,370.7

Less issuance discounts	—	(15.6)

Total long-term debt less issuance discounts	4,767.7	5,355.1

Equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, none issued and outstanding as of June 30, 2026	$—	$—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 395,563,251 shares issued and 317,895,646 shares outstanding as of June 30, 2026	3.2	3.2
Capital in excess of par value	42.9	42.9

	As of June 30, 2026
	Actual	As Adjusted(1)(2)
	(amounts in millions, except share amounts)
Retained earnings	13,584.5	13,574.5
Accumulated other comprehensive loss	(2,166.7)	(2,166.7)

Total Mosaic stockholders’ equity	11,463.9	11,453.9
Noncontrolling interests	171.0	171.0

Total equity	$11,634.9	$11,624.9

(1)	As of June 30, 2026, there were no letters of credit outstanding under our revolving credit facility and $2.5 billion available for future borrowing.
(2)

As adjusted assumes an aggregate purchase price premium of approximately $10 million for the Existing Notes purchased in the Tender Offers. The actual purchase price will be determined as described under “Prospectus Supplement Summary—Recent Developments—Tender Offers”.

DESCRIPTION OF THE NOTES

The following is a description of the principal terms of the notes. This description does not purport to be complete and is subject to the indenture dated October 24, 2011 (the “Indenture”) between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture has been filed with the SEC. This description supplements and, to the extent inconsistent therewith, replaces the description of the Debt Securities with respect to the notes offered hereby as set forth under “Description of Debt Securities” in the accompanying prospectus.

As used under this heading “Description of the Notes,” all references to “we,” “us,” “our” or “Mosaic” shall mean The Mosaic Company, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, its proportionate share of joint ventures, any partnership of which it is a partner and its significant equity investments. All capitalized words used under this heading “Description of the Notes” and not defined herein have the meanings provided for in the accompanying prospectus.

General

Payment of the principal, redemption amounts, if any, and interest on the notes will be made in United States dollars.

The 5.350% Senior Notes due 2031 (the “2031 notes”) initially will be issued in an aggregate principal amount of $1,000,000,000 and will bear interest at the rate of 5.350% per year, the 5.650% Senior Notes due 2034 (the “2034 notes”) initially will be issued in an aggregate principal amount of $500,000,000 and will bear interest at the rate of 5.650% per year and the 5.900% Senior Notes due 2036 (the “2036 notes” and, together with the 2031 notes and the 2034 notes, the “notes”) initially will be issued in an aggregate principal amount of $500,000,000 and will bear interest at the rate of 5.900% per year.

We will pay interest on the 2031 notes semiannually on February 17 and August 17 of each year, beginning February 17, 2027, or from the most recent date to which interest has been paid or provided for, to the registered holders of the 2031 notes on the preceding February 3 or August 3, respectively. We will pay interest on the 2034 notes semiannually on January 15 and July 15 of each year, beginning January 15, 2027, or from the most recent date to which interest has been paid or provided for, to the registered holders of the 2034 notes on the preceding January 1 or July 1, respectively. We will pay interest on the 2036 notes semiannually on February 17 and August 17 of each year, beginning February 17, 2027, or from the most recent date to which interest has been paid or provided for, to the registered holders of the 2036 notes on the preceding February 3 or August 3, respectively. The 2031 notes will mature on August 17, 2031, the 2034 notes will mature on January 15, 2034 and the 2036 notes will mature on August 17, 2036. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, redemption date or the maturity date of the notes falls on a day that is not a Business Day, the related payment of principal, redemption amounts, if any, or interest will be postponed to the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such interest payment date or the maturity date of the notes, as the case may be.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in The City of New York.

We may from time to time without notice to, or the consent of, the holders of the notes of a particular series, “reopen” such series and issue additional notes of that series. Such further notes would be identical in all respects to the applicable series of notes offered hereby (except for the issue date, public offering price, payment of interest accruing before the issue date and, if applicable, the first interest payment date). There is no limit on the principal amount of notes we may issue under the Indenture from time to time. Additional notes of a series issued in this manner will be consolidated with and will form a single series with the notes of such series being offered hereby, provided that such additional notes are fungible with the notes of such series for U.S. federal income tax purposes.

The notes will not be entitled to the benefits of any sinking fund.

The notes of each series will be represented by global securities registered in the name of Cede & Co., the nominee of DTC. Except as described below and under the heading “—The Depositary, Book-Entry and Settlement” below, notes in definitive form will not be issued.

The nominee of DTC, as holder of record of the global securities, will be entitled to receive payments of principal, redemption amounts, if any, and interest by wire transfer of same day funds for payment to beneficial owners in accordance with DTC’s procedures. See “—The Depositary, Book-Entry and Settlement” below. In the event that notes of a series are issued in definitive form, principal, redemption amounts, if any, and interest on the notes of such series will be payable, and the notes of such series will be exchangeable and transferable, at an office or agency of the Trustee, except that at our option, interest, if any, may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the security register or (ii) by wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the security register.

The notes will be issued solely as registered notes issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Ranking

The notes will be our direct, senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured debt and will rank senior to all of our existing and future subordinated debt. As of June 30, 2026, The Mosaic Company had approximately $5.86 billion of indebtedness (excluding intercompany debt and letters of credit). The notes will be effectively subordinated to all indebtedness and other liabilities, including guarantees, of any of our subsidiaries. See “Risk Factors—Risks Related to the Notes—The notes are effectively subordinated to the obligations of our subsidiaries” in this prospectus supplement. As of June 30, 2026, our consolidated subsidiaries had approximately $1.45 billion of indebtedness, the majority of which is guaranteed by The Mosaic Company. Other than with respect to the Tender Offers, none of the net proceeds from the sale of the notes will be used to repay indebtedness and other liabilities of our consolidated subsidiaries. See “Prospectus Supplement Summary—Recent Developments.”

Optional Redemption

Prior to the applicable Par Call Date for a series of notes, the notes of such series will be redeemable at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 15 basis points, in the case of the 2031 notes, (ii) 20 basis points, in the case of the 2034 notes and (iii) 20 basis points, in the case of the 2036 notes, less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the notes of such series to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, we may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means,

•	in the case of the 2031 notes, July 17, 2031;

•	in the case of the 2034 notes, November 15, 2033; and

•	in the case of the 2036 notes, May 17, 2036.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities— Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (such date the “Remaining Term”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Term, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Term – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Term, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Term. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error, and the Trustee shall have no duty to calculate or confirm any calculation of the redemption price.

Notice of any redemption of the notes will be mailed or otherwise delivered in accordance with the applicable procedures of DTC at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Notice of any redemption or offer to purchase, whether in connection with a Change of Control or other transaction or event or otherwise, may be given prior to the completion or occurrence thereof, and any such redemption, offer to purchase or notice may, at in our discretion, be subject to one or more conditions precedent (including conditions precedent applicable to different amounts of notes redeemed or required to be purchased), including, but not limited to, completion or occurrence of the related Change of Control or other transaction or event, as the case may be.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. If the notes are issued in definitive form, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes (including the selection of notes for redemption in the case of a partial redemption) shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, interest will cease to accrue on the series of notes or portions thereof called for redemption on and after the redemption date.

Change of Control

If a Change of Control Triggering Event occurs with respect to a series of notes, unless we have exercised our right to redeem such series of notes, as described above, holders of the notes of such series that have not been redeemed will have the right to require us to repurchase all or any part equal to $2,000 or an integral multiple of $1,000 in excess thereof of such notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of purchase (“Change of Control Payment”), subject to the right of holders of notes being repurchased on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control Triggering Event with respect to a series of notes or, at our option, prior to a Change of Control, but after the public announcement of such Change of Control, we will be required to mail a notice to holders of notes of such series, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Triggering Event occurring prior to the Change of Control Payment Date. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such conflicts.

On or before the Change of Control Payment Date with respect to a series of notes, we will be required to:

•	accept for payment all notes or portions of notes of such series properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes of such series properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes of such series properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes of such series being purchased.

For purposes of the foregoing discussion of a repurchase at the option of holders of notes, the following definitions are applicable:

“Below Investment Grade Rating Event” means, with respect to a series of notes, such series of notes are rated below an Investment Grade Rating by each of the Rating Agencies, on any date from the earlier of (i) the date of the Change of Control and (ii) the date of the public notice of an arrangement or transaction that could result in a Change of Control, until the end of the 60-day period following such date, which 60-day period shall be extended if, by the end of the 60-day period, the rating of the notes of such series is under publicly announced consideration for a possible downgrade by either of the Rating Agencies if the other Rating Agency has already lowered its ratings on the notes of such series as aforesaid, such extension to continue for so long as consideration for a possible downgrade continues by such Rating Agency.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of ours and our subsidiaries, taken as a whole, to one or more “persons” (as such term is used in Section 13(d) of the Exchange Act) other than us or any of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or amalgamation) the result of which is that one or more “persons” (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 percent of the total voting power in the aggregate of all classes of our voting stock normally entitled to vote in the elections of directors, other than any such transaction where shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the total voting power of the voting stock of such person immediately after giving effect to such transaction; (3) the first day on which a majority of the members of our board of directors are not Continuing Directors; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, Mosaic, in any such event pursuant to a transaction in which any of our outstanding common stock or such other person’s outstanding common stock is converted into or exchanged for cash, securities or other property, other than any such transaction where shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the total voting power of the voting stock of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to the liquidation or dissolution of us.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned Subsidiary of a Person (as such terms are defined in the accompanying prospectus) and (2) the direct or indirect holders of the common stock of such Person immediately following that transaction are substantially the same as the holders of our common stock, or other voting shares into which our common stock are reclassified, consolidated, exchanged or changed immediately prior to that transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” with respect to a series of notes means the occurrence of both a Change of Control and a Below Investment Grade Rating Event for such series of notes.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date of the issuance of the notes of the applicable series, or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy circular in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if any of Moody’s or S&P ceases to rate the notes of a series or fails to make a rating of the notes of such series publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (by a resolution of our board of directors) as a replacement agency with respect to the notes of such series for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

We will not be required to make a Change of Control Offer with respect to a series of notes upon a Change of Control Triggering Event with respect to such series of notes if a third party makes an equivalent offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all the notes of such series properly tendered and not withdrawn under its offer.

An event of default with respect to a series of notes shall be deemed to occur upon the failure by us to comply with the terms of the covenant set forth in this “— Change of Control” section with respect to such series of notes for a period of 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of not less than 25% in principal amount of the outstanding notes of such series. If such an event of default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding notes of such series may declare the principal amount of such notes and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee if given by holders), and upon any such declaration the same shall become immediately due and payable. The consent of holders of not less than a majority in principal amount of the outstanding notes of a series is required to (i) modify or amend the provisions of this section (including the provisions of this paragraph) with respect to such series of notes and (ii) waive a past default or event of default on account of a breach of our obligations under this section with respect to such series of notes. The Change of Control Triggering Event provision may in certain circumstances make more difficult or discourage a sale or takeover of Mosaic. We could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

We may not have sufficient funds to repurchase all of the notes upon a Change of Control Triggering Event. See “Risk Factors—Risks Related to the Notes—We may be unable to repurchase the notes upon a Change of Control Triggering Event.”

The Depositary, Book-Entry and Settlement

DTC will act as securities depositary for each series of notes. The notes of each series may only be issued as global securities registered in the name of Cede & Co. (as nominee of DTC), except in the limited circumstances described below.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, depositories for Euroclear and Clearstream, clearing corporations and certain other organizations (“Direct Participants”). DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation owned by a number of its Direct Participants and by The New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes (a “Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmation providing details of the transactions, as well as periodic statements of their holdings from the Direct Participants or Indirect Participants through which the Beneficial Owners hold notes.

Transfers of ownership interests in the notes will be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except under the limited circumstances described under “Discontinuance of Depositary’s Services” below.

To facilitate subsequent transfers, all the notes deposited by Participants with DTC will be registered in the name of Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the notes. DTC’s records will reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such notes to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to the notes. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the relevant record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy). We believe that the arrangements among DTC, Direct Participants, Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by the registered holder of notes.

Payments of principal, redemption amounts, if any, and interest on the notes will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and such payments will be the responsibility of such Participants and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of principal, redemption amounts, if any, and interest to DTC is the responsibility of us or the responsibility of the Trustee, disbursements of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Except as provided herein, a Beneficial Owner of an interest in a global security will not be entitled to receive physical delivery of notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the notes. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, such information is subject to any changes to these procedures that may be instituted unilaterally by DTC and to any changes to the arrangements between us and DTC.

Neither the Trustee nor we will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of Depositary’s Services

A global security with respect to a series of notes shall be exchangeable for notes of such series registered in the names of persons other than DTC or its nominee or a successor depositary or other depositary or its nominee only if:

•

DTC or such successor depositary, as applicable, notifies us that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed by us within 90 days;

•

DTC or such successor depositary, as applicable, at any time, ceases to be a clearing agency registered under the Exchange Act at which time DTC or such successor depositary, as applicable, is required to be so registered to act as such depositary and no successor depositary shall have been appointed by us within 90 days;

•	we, in our sole discretion, determine that such global security shall be so exchangeable; or

•

there shall have occurred and shall be continuing an event of default under the Indenture with respect to the notes of such series and the Trustee has received through DTC a request from an owner of a beneficial interest in any global securities to exchange such global security for notes so registered.

Any global security with respect to a series of notes that is exchangeable pursuant to the preceding sentence shall be exchangeable for notes of such series registered in such names as DTC or such successor depositary, as applicable, shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants or such successor depositary from its participants with respect to ownership of beneficial interests in such global security.

The Trustee

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the Indenture.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance the IRS or a court will not take a contrary position regarding these matters.

Prospective purchasers of notes should consult their own tax advisors with respect to the U.S. federal, state, local and other tax consequences of purchasing, owning or disposing of notes.

This summary is for general information only and is not intended to constitute a complete analysis of all U.S. federal income tax considerations relating to the purchase, ownership and disposition of notes. It does not address alternative minimum tax consequences or the additional tax on net investment income, nor does it address the U.S. federal estate and gift tax or any state, local or non-U.S. tax consequences. This summary is limited to consequences to holders that purchase the notes for cash at original issue at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the notes as “capital assets” (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of notes in light of their specific circumstances or the tax considerations applicable to holders that may be subject to special U.S. federal income tax rules, such as: financial institutions; insurance companies; real estate investment trusts; regulated investment companies; brokers, dealers or traders in stocks, securities or currencies or notional principal contracts; tax-exempt entities; former citizens or long-term residents of the United States; U.S. Holders (as defined below) that have a functional currency that is not the U.S. dollar; persons that will hold notes as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; “controlled foreign corporations;” “passive foreign investment companies;” and partnerships or other pass-through entities. If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in notes, and the partners in those partnerships, should consult their own tax advisors. Additionally, this discussion does not address aspects of U.S. federal income taxation that may be applicable to holders participating in the Tender Offers.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of notes that is not a U.S. Holder.

Effect of Certain Contingencies

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes or may pay amounts at times other than on the scheduled interest payment dates or the maturity date (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control”). These potential payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” Although the matter is not free from doubt, we intend to take the position that the possibility of the foregoing payments does not result in the notes being treated as contingent payment debt instruments. Our position is binding on a holder subject to U.S. federal income taxation unless the holder discloses its contrary position to the IRS in accordance with applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue ordinary interest income on the notes in an amount greater than, and with timing different from the timing described herein with respect to, the stated interest and to treat all or any portion of any gain realized on a taxable disposition of the notes as ordinary interest income rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Stated Interest

Stated interest on the notes will be taxable as ordinary income at the time the stated interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

The notes are not expected to be issued with original issue discount (“OID”) for U.S. federal income tax purposes. The notes will be treated as issued with OID if their principal amount exceeds their issue price by at least a de minimis amount (0.25% of the principal amount multiplied by the number of complete years from the issue date of the notes until their maturity). If the notes are treated as issued with OID pursuant to these rules, a U.S. Holder would be required to include OID in income as it accrues based on a constant yield to maturity method before the receipt of corresponding cash payments. The remainder of this discussion assumes that the notes are issued with less than a de minimis amount of OID.

Sale or Other Taxable Disposition

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between (i) the amount realized less amounts attributable to any accrued but unpaid stated interest (which will be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the note. The amount realized includes the cash and the fair market value of any property received by the U.S. Holder in exchange for the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the note for more than one year. Long-term capital gains recognized by certain non-corporate persons, including individuals, generally are taxable at a reduced rate. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

Payments of interest on the notes or proceeds from the sale or other disposition of the notes generally will be reported to the IRS, as required under applicable Treasury regulations. Backup withholding will apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number and certification that it is not subject to backup withholding (generally on an IRS Form W-9) or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain U.S. Holders are exempt from information reporting and backup withholding. Potential U.S. Holders should consult their own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.

Non-U.S. Holders

Stated Interest

Subject to the discussion below regarding backup withholding and FATCA, interest paid to a Non-U.S. Holder with respect to the notes generally will not be subject to U.S. federal income tax provided that (i) such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and (ii) the Non-U.S. Holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	is not a “controlled foreign corporation” that is related directly or constructively to us through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

timely and properly provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E).

If the Non-U.S. Holder cannot satisfy any of the requirements set forth above, the interest received on the notes will be subject to a 30% withholding tax unless the Non-U.S. Holder provides either (i) a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under an applicable tax treaty or (ii) a properly executed IRS Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

If the Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the note is effectively connected with the conduct of that trade or business, payments of interest will generally be subject to U.S. federal income tax in the same manner as described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower treaty rate, if applicable) of its earnings and profits, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding and FATCA, any gain recognized by a Non-U.S. Holder on a sale, exchange, redemption, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax provided that:

•	such gain is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and

•

if the Non-U.S. Holder is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the disposition (calculated taking into account a portion of the days such individual was present in the United States in the preceding two years) and certain other conditions are met.

If the Non-U.S. Holder is engaged in a trade or business in the United States and the gain recognized on the disposition is effectively connected with the conduct of that trade or business, the disposition of notes will generally be subject to U.S. federal income tax in the same manner as described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower treaty rate, if applicable) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business. If the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition (calculated taking into account a portion of the days such individual was present in the United States in the preceding two years), such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% tax (or lower treaty rate, if applicable).

Information Reporting and Backup Withholding

Payments of interest on the notes generally will be reported to the IRS, as required under applicable Treasury regulations. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Payments of proceeds from the sale or other disposition of the notes generally will be subject to information reporting if the disposition is effected within the United States or through certain U.S.-related financial intermediaries unless the Non-U.S. Holder provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E). Payments subject to information reporting may be subject to backup withholding if the Non-U.S. Holder fails to certify the holder’s non-U.S. status as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS. Certain holders are exempt from information reporting and backup withholding. Potential holders should consult their own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Non-U.S Holders—Stated Interest” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, has severally and not jointly agreed to purchase, and we have agreed to sell to each underwriter, the aggregate principal amount of notes set forth opposite the underwriter’s name in the following table:

Name	Principal Amount of 2031 notes	Principal Amount of 2034 notes	Principal Amount of 2036 notes
Citigroup Global Markets Inc.	$120,000,000	$60,000,000	$60,000,000
BofA Securities, Inc.	120,000,000	60,000,000	60,000,000
J.P. Morgan Securities LLC	120,000,000	60,000,000	60,000,000
Wells Fargo Securities, LLC	120,000,000	60,000,000	60,000,000
BMO Capital Markets Corp.	50,000,000	25,000,000	25,000,000
BNP Paribas Securities Corp.	50,000,000	25,000,000	25,000,000
Goldman Sachs & Co. LLC	50,000,000	25,000,000	25,000,000
MUFG Securities Americas Inc.	50,000,000	25,000,000	25,000,000
PNC Capital Markets LLC	50,000,000	25,000,000	25,000,000
Rabo Securities USA, Inc.	50,000,000	25,000,000	25,000,000
Scotia Capital (USA) Inc.	50,000,000	25,000,000	25,000,000
U.S. Bancorp Investments, Inc.	50,000,000	25,000,000	25,000,000
Banco Bradesco BBI S.A.	40,000,000	20,000,000	20,000,000
Barclays Capital Inc.	40,000,000	20,000,000	20,000,000
TD Securities (USA) LLC	40,000,000	20,000,000	20,000,000

Total	$1,000,000,000	$500,000,000	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters propose to offer each series of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer each series of the notes to dealers at the public offering price less a concession not to exceed 0.350% of the principal amount, in the case of the 2031 notes, 0.375% of the principal amount, in the case of the 2034 notes, and 0.400% of the principal amount, in the case of the 2036 notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed 0.200% of the principal amount, in the case of the 2031 notes, 0.225% of the principal amount, in the case of the 2034 notes, and 0.250% of the principal amount, in the case of the 2036 notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by The Mosaic Company
Per 2031 note	0.600%
Per 2034 note	0.625%
Per 2036 note	0.650%

We estimate that our total expenses for this offering, other than the underwriting discounts, will be approximately $1.1 million and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In addition, certain of the underwriters and their respective affiliates have, and will continue to have, lending relationships with the issuer.

If any of the underwriters or their affiliates has a lending relationship with the issuer, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. Certain affiliates of the underwriters are lenders under the Company’s Amended and Restated Credit Agreement, dated as of May 16, 2025, as amended. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes. Bradesco Securities Inc. will act as agent of Banco Bradesco BBI S.A. for sales of the notes in the United States of America. Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any notes in the United States to U.S. persons. Banco Bradesco BBI S.A. and Bradesco Securities Inc. are affiliates of Banco Bradesco S.A.

New Issue of Notes

The notes are new issues of securities with no established trading markets. We have not applied and do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

Settlement

The Company expects to deliver the notes against payment for the notes on or about August 17, 2026, which will be the fifth business day following the date of the pricing of the notes, or “T+5.” Under Rule 15c6-1 under the

Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before the delivery of the notes should consult their advisors.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption from the prohibition on offers to the public under POATRs. This prospectus supplement is not a prospectus for the purposes of the POATRs.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes offered by this prospectus supplement may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(1)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(2)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(3)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(1)	you confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with the company under section 708(12) of the Corporations Act; or

(d)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(2)

you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of those notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and Philip E. Bauer, Senior Vice President, General Counsel and Corporate Secretary of the Company. The underwriters in this offering have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Mosaic Company and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Except as otherwise stated, the information incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 concerning the scientific and technical information relating to the Florida phosphates mines was derived from the 2022 S-K 1300 report for Florida Phosphates titled “Florida Phosphate Mining Technical Report Summary” effective December 31, 2022, prepared by employees of The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 concerning the scientific and technical information relating to the Belle Plaine Potash Facility was derived from the 2024 S-K 1300 report titled “Belle Plaine Potash Facility Technical Report Summary” prepared by employees of The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 concerning the scientific and technical information relating to the Esterhazy Potash Facility was derived from the 2025 S-K 1300 report titled “Esterhazy Potash Facility Technical Report Summary” effective December 31, 2025, prepared by employees of The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 concerning the scientific and technical information relating to Complexo Mineração de Tapira (“Tapira”) was derived from the 2023 S-K 1300 report for Tapira titled “SEC S-K 1300 Technical Report Summary Mosaic Fertilizantes: Complexo Mineracao de Tapira” effective December 31, 2023, prepared by qualified persons who are employees of WSP USA Inc. and WSP Canada, which are not affiliated with The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 concerning the mineral resource and reserve estimates are prepared by people who are qualified persons in accordance with subpart 1300 of Regulation S-K 1300 who are employees of The Mosaic Company, and who have reviewed the mineral reserve estimates and mineral resource estimates and the material assumptions underlying the estimates and determined that the estimates and material assumptions remain current as of December 31, 2025.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference our (provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 (including any related exhibit under Item 9.01) of any current report on Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2025, as filed on February 27, 2026, as amended by Amendment No.1 on Form 10-K/A, as filed on March 17, 2026;

•

Definitive Proxy Statement on Schedule 14A, as filed on April  16, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, as filed on May 11, 2026 and the quarterly period ended June 30, 2026, as filed on August 5, 2026; and

•	Current Reports on Form 8-K, as filed on April 8, 2026 (Item 2.06 only) and May 29, 2026.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of this offering; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 (including any related exhibit under Item 9.01) of any current report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request copies of the filings, at no cost, by telephone at (800) 918-8270 or by mail at: The Mosaic Company, 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations.

THE MOSAIC COMPANY

Common Stock

Preferred Stock

Debt Securities

Warrants

We and/or one or more selling stockholders identified in supplements to this prospectus may offer and sell from time to time in one or more offerings, either separately or together in any combination:

•	shares of common stock;

•	shares of preferred stock;

•	unsecured debt securities, which may consist of notes, debentures or other evidences of indebtedness; and

•	warrants.

Each time we or any selling stockholders sell any of these securities, we will provide one or more prospectus supplements containing specific information about that offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

We and/or the applicable selling stockholders may offer and sell these securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers and any applicable purchase price, fee, commission or discount arrangements.

Our common stock is traded on the New York Stock Exchange under the symbol “MOS.”

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or one or more selling stockholders may, over time, sell in one or more offerings the securities described in this prospectus, which may include common stock, preferred stock, debt securities and warrants. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at our office mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities to be offered hereby. A prospectus supplement that will describe the specific amounts, names of any selling stockholders, prices and other terms of the securities being offered will be provided to you in connection with each sale of securities offered pursuant to this prospectus. The prospectus supplement or any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. To understand the terms of securities offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents by Reference.” When used in this prospectus, the terms “we,” “our,” “us” and “the Company,” except as otherwise indicated or as the context otherwise indicates, refer to The Mosaic Company and/or its applicable subsidiary or subsidiaries. All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. Our filings with the SEC are also available to the public on our website at http://www.mosaicco.com. Information contained on the SEC’s website or our website is not part of this prospectus or any prospectus supplement. In addition, we will also provide to you, at no cost, a copy of any or all of the documents incorporated by reference in this prospectus and the applicable prospectus supplement (including any exhibits that are specifically incorporated by reference in those documents). Any such request can be made to us by writing or calling us at the following address and telephone number:

The Mosaic Company

Attention: Investor Relations

101 East Kennedy Blvd

Suite 2500

Tampa, Florida 33602

Telephone number: (800) 918-8270

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed on March 3, 2025 (including the description of our common stock contained in Exhibit 4.iv thereto);

•

our Definitive Proxy Statement on Schedule 14A, filed on April  16, 2025 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March  31, 2025, as filed on May 7, 2025, the quarterly period ended June 30, 2025, as filed on August 6, 2025 and the quarterly period ended September 30, 2025, as filed on November 5, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2025, May 21, 2025 and June 2, 2025.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the date of the completion of this offering. Unless otherwise stated in the applicable reports, information that is not deemed “filed” with the SEC, including any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, the prospectus supplement applicable to each sale of securities offered pursuant to this prospectus and the documents we have incorporated by reference may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “should” or other similar words to identify forward-looking statements.

Factors that could cause reported results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•

business and economic conditions and governmental policies affecting the agricultural industry where we or our customers operate, including price and demand volatility resulting from periodic imbalances of supply and demand;

•

because of political and economic instability, civil unrest or changes in government policies in Brazil, Peru or other countries in which we do business, our operations could be disrupted as higher costs of doing business could result, including those associated with implementation of new freight tables and new mining legislation;

•	potential changes in trade policies, including the impact of U.S. tariffs and retaliatory tariffs on prices of raw materials and commodities and other economic conditions;

•	changes in farmers’ application rates for crop nutrients;

•	changes in the operation of world phosphate or potash markets, including consolidation in the crop nutrient industry, particularly if we do not participate in the consolidation;

•

the expansion or contraction of production capacity or selling efforts by competitors or new entrants in the industries in which we operate, including the effects of actions by the other member of Canpotex Limited (“Canpotex”) to prove the production capacity of potash expansion projects, through proving runs or otherwise;

•	the effect of future product innovations or development of new technologies on demand for our products;

•

seasonality in our business that results in the need to carry significant amounts of inventory and seasonal peaks in working capital requirements, which may result in excess inventory or product shortages;

•	changes in the costs, or constraints on supplies, of raw materials or energy used in manufacturing our products, or in the costs or availability of transportation for our products;

•	economic and market conditions, including supply chain challenges and increased costs and delays caused by transportation and labor shortages;

•

declines in our selling prices or significant increases in costs that can require us to write down our inventories to the lower of cost or market, or require us to impair goodwill or other long-lived assets, or establish a valuation allowance against deferred tax assets;

•

the lag in realizing the benefit of falling market prices for the raw materials we use to produce our products that can occur while we consume raw materials that we purchased or committed to purchase in the past at higher prices;

•	disruptions of our operations at any of our key production, distribution, transportation or terminaling facilities, including those of Canpotex or any joint venture in which we participate;

•	shortages or other unavailability of trucks, railcars, tugs, barges and ships for carrying our products and raw materials;

•	the effects of and change in trade, monetary, environmental, tax and fiscal policies, laws and regulations, other than tariffs;

•

a material adverse change in our Saudi Arabian Mining Company (Ma’aden) investment with respect to the financial position, performance, operations or prospects of Saudi Arabian Mining Company (Ma’aden);

•	foreign exchange rates and fluctuations in those rates;

•	tax regulations, currency exchange controls and other restrictions that may affect our ability to optimize the use of our liquidity;

•	adverse weather and climate conditions affecting our operations, including the impact of potential hurricanes, excessive heat, cold, snow, rainfall or drought;

•

difficulties or delays in receiving, challenges to, increased costs of obtaining or satisfying conditions of, or revocation or withdrawal of required governmental and regulatory approvals, including permitting activities;

•

changes in the environmental and other governmental regulations that apply to our operations, including federal legislation or regulatory action expanding the types and extent of water resources regulated under federal law and the possibility of further federal or state legislation or regulatory action affecting or related to greenhouse gas emissions, including carbon taxes or other measures that may be implemented in Canada or other jurisdictions in which we operate, or of restrictions or liabilities related to elevated levels of naturally-occurring radiation that arise from disturbing the ground in the course of mining activities or possible efforts to reduce the flow of nutrients into the Gulf of America, the Mississippi River basin or elsewhere;

•	the potential costs and effects of implementation of federal or state water quality standards for the discharge of nitrogen and/or phosphorus into Florida waterways;

•	the financial resources of our competitors, including state-owned and government-subsidized entities in other countries;

•	the possibility of defaults by our customers on trade credit that we extend to them or on indebtedness that they incur to purchase our products and that we guarantee;

•	any significant reduction in customers’ liquidity or access to credit that they need to purchase our products;

•	the effectiveness of the processes we put in place to manage our significant strategic priorities and to successfully integrate and grow acquired businesses;

•	actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations;

•

the costs and effects of legal and administrative proceedings and regulatory matters affecting us, including environmental, tax or administrative proceedings, complaints that our operations are adversely impacting nearby farms, businesses, other property uses or properties, settlements thereof and actions taken by courts with respect to approvals of settlements, costs related to defending and resolving global audit, appeal or court activity and other further developments in legal proceedings and regulatory matters;

•	the success of our efforts to attract and retain highly qualified and motivated employees;

•

strikes, labor stoppages or slowdowns by our work force or increased costs resulting from unsuccessful labor contract negotiations, and the potential costs and effects of compliance with new regulations affecting our workforce, which increasingly focus on wages and hours, healthcare, retirement and other employee benefits;

•	brine inflows at our potash mines;

•

accidents or other incidents involving our properties or operations, including potential fires, explosions, seismic events, sinkholes, unsuccessful tailings management, ineffective mine safety procedures or releases of hazardous or volatile chemicals;

•

terrorism, armed conflict or other malicious intentional acts, including cybersecurity risks such as attempts to gain unauthorized access to, or disable, our information technology systems, or our costs of addressing malicious intentional acts;

•	actions by the holders of controlling equity interests in businesses in which we hold a noncontrolling interest;

•

changes in our relationship with the other member of Canpotex or any joint venture in which we participate or its or our exit from participation in Canpotex or any such export association or joint venture, and other changes in our commercial arrangements with unrelated third parties; and

•	other risk factors reported from time to time in our SEC reports.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise these statements except as required by federal securities laws.

THE MOSAIC COMPANY

The Mosaic Company is the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We are the second largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in North America and Brazil. We are the leading fertilizer production and distribution company in Brazil. We mine phosphate rock in Florida, Brazil and Peru. We process rock into finished phosphate products at facilities in Florida, Louisiana and Brazil. We are typically one of the top four global potash producers in the world. We mine potash in Saskatchewan, New Mexico and Brazil. We have other production, blending or distribution operations in Brazil, China, India and Paraguay. Our operations serve the top four nutrient-consuming countries in the world: China, India, the United States and Brazil.

The Mosaic Company is a Delaware corporation that was incorporated in March 2004 and serves as the parent company of the business that was formed through the October 2004 combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated. We are publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Tampa, Florida.

We conduct our business through wholly and majority-owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest. We are organized into three reportable business segments: Phosphates, Potash and Mosaic Fertilizantes. Intersegment eliminations, unrealized mark-to-market gains/losses on derivatives, debt expenses, and the results of the China and India distribution businesses are included within Corporate, Eliminations and Other.

Our principal executive offices are located at 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, telephone (800) 918-8270. Our Internet website address is www.mosaicco.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in the securities described in this prospectus involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we and/or one or more selling stockholders offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we and/or one or more selling stockholders are offering under that prospectus supplement.

USE OF PROCEEDS

We will use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws. The description below is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law (the “DGCL”).

Authorized Capital

Our authorized capital stock consists of 1 billion shares of common stock and 15 million shares of preferred stock.

Common Stock

Each holder of our common stock is entitled to one vote per share with respect to all matters to which holders of common stock are entitled to vote.

Holders of common stock are generally entitled to dividends and other distributions in cash, securities or property out of funds legally available for that purpose as may be declared by our board of directors. Our board of directors’ authority to declare dividends is subject to the rights of any holders of preferred stock and the availability of sufficient funds under the DGCL to pay dividends.

The common stock has no preemptive rights and no cumulative voting rights.

In the event of our liquidation, dissolution or winding up, after payment in full of all amounts to which the holders of any then outstanding preferred stock may be entitled, the remaining assets to be distributed to the holders of the capital stock of the Company will be distributed ratably, on a share for share basis, among the holders of common stock.

Preferred Stock

Our board of directors is authorized, subject to legal limitations, from time to time to provide for the issuance of shares of preferred stock in one or more series, and to prescribe the designation, powers, relative preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of the shares of each series. This authorization includes the right to fix the designation of the series and the number of shares in it, dividend rates and rights, voting rights, conversion rights, redemption rights, sinking fund provisions, liquidation rights, and any other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof.

As of the date of this prospectus, there are no shares of the Company’s preferred stock issued and outstanding.

We may be able to issue the Company’s preferred stock in ways which may delay, defer or prevent a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of the Company’s preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.

Certain Effects of Authorized but Unissued Stock

Authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital and for corporate acquisitions. The Company could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company. See also “—Anti-Takeover Provisions in our Restated Certificate of Incorporation and Bylaws” below.

Anti-Takeover Provisions in our Restated Certificate of Incorporation and Bylaws

The DGCL contains and our restated certificate of incorporation and amended and restated bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders, which include rules regarding how stockholders may present proposals to nominate directors for election at stockholders meetings, the ability of our board of directors to issue preferred stock without stockholder approval, the prohibition on stockholder action by written consent and the inability of stockholders to call special meetings.

Delaware Statutory Provisions

The Company is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board of directors or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s outstanding voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MOS”.

DESCRIPTION OF DEBT SECURITIES

In this section only, “we,” “us,” “our” or “the Company” refer only to The Mosaic Company without any of its subsidiaries, any of its proportionate share of joint ventures, any partnership of which it is a partner or any of its significant equity investments.

The debt securities will be issued under an indenture (the “Indenture”) between The Mosaic Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The terms and conditions applicable to a series of debt securities will be established in accordance with the requirements of the Indenture for the specific debt securities and contained in the applicable prospectus supplement.

A copy of the Indenture is filed as an exhibit to the registration statement on Form S-3 with respect to the debt securities. The following is a summary only of important provisions and definitions of the Indenture and the debt securities which describes certain general terms and provisions of the debt securities and is not intended to be complete. We urge you to review the Indenture carefully before making a decision to purchase any debt securities because it is the Indenture, and not this summary, that governs your rights as a holder of our debt securities. See “Where You Can Find More Information” for details concerning how you may obtain a copy of the registration statement, including the Indenture filed as an exhibit thereto.

General

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture. The Indenture provides that debt securities may be issued from time to time in one or more series and may be denominated in U.S. dollars or any foreign currency. Specific U.S. federal income tax considerations applicable to any of the debt securities denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to any offering of securities denominated in a currency other than U.S. dollars. Unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

The applicable prospectus supplement will set forth the specific terms of a series of debt securities being offered by us and may include any or all of the following:

(a)	the specific designation of the debt securities of such series;

(b)	any limit upon the aggregate principal amount of the debt securities of such series;

(c)	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the debt securities of such series will be payable;

(d)

the rate or rates at which the debt securities of such series will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue, or the method by which such date or dates will be determined and on which such interest will be payable and the regular record date, if any, for the payment of interest on debt securities of a series in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(e)

the place or places, if any, other than the office of an affiliate of the Trustee, where the principal of (and premium, if any, on) and any interest on the debt securities of a series will be payable and where debt securities in registered form may be surrendered for registration of transfer and where debt securities may be surrendered for exchange;

(f)	the place or places where notices or demands to or upon us in respect of the debt securities of a series and the Indenture may be served;

(g)

the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which the debt securities of a series may be redeemed, in whole or in part, at our option if we are to have that option;

(h)

our obligation, if any, to redeem, repay or purchase debt securities of a series pursuant to any sinking fund provision or at the option of the holder, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities of a series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(i)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of a series will be issuable;

(j)	if other than the Trustee, the identity of each security registrar and/or paying agent;

(k)

if other than the principal amount thereof, the portion of the principal amount of debt securities of a series that will be payable upon acceleration of the maturity thereof upon the occurrence of an event of default or the method by which such portion shall be determined;

(l)

if other than U.S. dollars, the currency in which payment of the principal (and premium, if any, on) or interest, if any, on the debt securities of a series shall be payable or in which the debt securities of a series shall be denominated and the particular provisions applicable thereto;

(m)

whether the amount of payments of principal of (and premium, if any, on) or interest, if any, on the debt securities of a series may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined;

(n)

whether the principal of (and premium, if any, on) or interest, if any, on the debt securities of a series are to be payable, at our election or at the election of a holder thereof, in a currency other than that in which the debt securities of a series are denominated or stated to be payable, the period or periods within which and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities of a series are denominated or stated to be payable and the currency in which such debt securities of a series are to be so payable;

(o)	the designation of the initial exchange rate agent for a series of debt securities, if any;

(p)	any provisions in modification of, in addition to or in lieu of the defeasance provisions set forth in the Indenture that shall be applicable to the debt securities of a series;

(q)	any provisions granting special rights to the holders of debt securities of a series upon the occurrence of such events as may be specified;

(r)	any deletions from, modifications of or additions to the events of default or any of our covenants with respect to the debt securities of a series;

(s)	whether any debt securities of a series are to be issued in global form and, if so, the identity of the initial depository thereof;

(t)	the date as of which any temporary global debt security representing outstanding debt securities of a series will be dated;

(u)

the person to whom any interest on registered debt securities of a series shall be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date for such interest;

(v)

if debt securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(w)	if the debt securities of a series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered; and

(x)	any other or different terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the debt securities of a series.

We reserve the right to set forth in a prospectus supplement specific terms of the debt securities that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such debt securities.

Ranking

Unless otherwise indicated in any applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank pari passu as to priority of payment with all of our other outstanding unsecured and unsubordinated debt. We are a holding company that conducts all of our business through subsidiaries. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Unless otherwise specified in the applicable prospectus supplement, other than the restriction on liens and sale and leaseback transactions set forth in the Indenture and described below, the Indenture does not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us or any of our subsidiaries.

Form, Exchange and Transfer

The Indenture provides that a series of debt securities may be issuable in global form.

A prospectus supplement may indicate the places to register a transfer of debt securities. No service charge will be made for any registration of transfer or exchange of debt securities, but we may, in certain circumstances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

(a)

issue, register the transfer of or exchange any series of our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption;

(b)	register the transfer of or exchange any registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

(c)	issue, register the transfer of or exchange any of our debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any, and interest, if any, on) our debt securities will be made at the office or agency of the Trustee.

Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name our debt securities are registered at the close of business on the day or days specified by us.

Global Securities

A series of our debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for our debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of our debt securities to be represented by a global security may be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of our debt securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of our debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require that certain purchasers of securities have the ability to take physical delivery of such debt securities in definitive form.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Unless otherwise specified in the applicable prospectus supplement for a series of debt securities, owners of beneficial interests in a global security will not be entitled to have a series of our debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of our debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the Trustee nor any paying agent for our debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. We urge you to read the Indenture for the full definition of all such terms.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets,” as of any date of determination, means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (iii) appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recently available balance sheet as of the last day of a fiscal quarter of us and our consolidated subsidiaries computed in accordance with U.S. generally accepted accounting principles.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (v) every capital lease obligation of such Person determined in accordance with U.S. generally accepted accounting principles, and (vi) every obligation of the type referred to in the foregoing clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or secured or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. Notwithstanding any terms of this definition to the contrary, “Debt” shall not include any trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, secure, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to U.S. generally accepted accounting principles, or otherwise, of any Debt or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in U.S. generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Principal Property” means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary, whether owned or leased as of the date of the Indenture or thereafter, the gross book value of which exceeds 3% of Consolidated Net Tangible Assets, other than manufacturing plants and warehouses which the Board of Directors of the Company by resolution declares are not material to the total business conducted by the Company and the Subsidiaries as an entirety and which, when taken together with all other manufacturing plants and warehouses as to which such declaration has been so made, is so declared by the Board of Directors of the Company to be not of material importance to the total business conducted by the Company and the Subsidiaries as an entirety.

“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours, for a period of more than 36 months, of any Principal Property, which property has been or is to be sold or transferred by us or such Subsidiary to such Person in contemplation of such leasing.

“Significant Subsidiary” of a Person means a Subsidiary of such Person that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Exchange Act.

“Subsidiary” of a Person means (i) any corporation, association, or other business entity (other than a partnership) more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity more than 50% of the ownership interests having ordinary voting power of which shall be at the time so owned. For the purposes of this definition, “securities having ordinary voting power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Covenants

Limitation on Liens

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, Incur any Debt if such Debt is secured by a mortgage, pledge, security interest or lien (a “lien” or “liens”) upon any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:

(a)	liens existing on the date the debt securities are originally issued or liens provided for under the terms of agreements existing on such date;

(b)

liens on any property acquired or constructed by us or any Subsidiary of ours after the date of the Indenture that are created or assumed contemporaneously with or within 270 days after such acquisition or construction to secure or provide for the payment of all or part of the purchase price or cost of construction thereof (or to secure any Debt Incurred by us or a Subsidiary of ours for the purpose of financing all or a part of the purchase price or cost of construction thereof or of improvements thereon);

(c)

existing liens on property acquired (including liens on any property acquired from a Person that is consolidated or amalgamated with or merged with or into us or a Subsidiary of ours) or liens outstanding at the time any Person becomes a Subsidiary of ours that are not incurred in connection with such entity becoming a Subsidiary of ours;

(d)	liens in favor of us or any Subsidiary of ours;

(e)	liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute;

(f)

liens on any property to secure asset retirement, reclamation or similar obligations, or to secure penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters;

(g)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any liens referred to in any foregoing clause (a), (b), (c), (d), (e) or (f) to the extent that the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs (including any premiums or make-whole payments) related to such extension, renewal or replacement, and to the extent that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property); and

(h)

any lien which would otherwise be subject to the foregoing restrictions, to the extent that the aggregate principal amount of the Debt so secured, together with the aggregate principal amount of other Debt secured by liens then outstanding (excluding Debt secured by liens permitted under the foregoing exceptions and any obligation existing on the date the debt securities are originally issued that becomes Debt after such date due solely to a change in U.S. generally accepted accounting principles) and the Attributable Debt in respect of all Sale/Leaseback Transactions entered into after the date of the Indenture (not including Attributable Debt in respect of any such Sale/Leaseback Transactions the proceeds of which are applied to the prepayment of outstanding debt securities or other Debt of ours as set forth below under clause (c) of “—Limitation on Sale/Leaseback Transactions”) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, enter into any Sale/Leaseback Transaction with any Person (other than us or a Subsidiary of ours) unless:

(a)

at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to Incur Debt, in a principal amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction, secured by a lien on such Principal Property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under “—Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(b)

after the date on which debt securities are first issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or any Subsidiary shall have expended for property used or to be used in the ordinary course of business of us or any Subsidiary (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any portion of such amount not being so designated to be applied as set forth in clause (c) below except to the extent permitted under clause (a) above); or

(c)

during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any Debt of ours (other than debt securities or Debt that is held by us or any Subsidiary of ours or Debt of ours that is subordinate in right of payment to the debt securities) an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount expended by us as set forth in clause (b) above), less an amount equal to the principal amount of such debt securities and Debt voluntarily defeased or retired by us within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by us or any Subsidiary of ours during such period.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not amalgamate or consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our and our Subsidiaries’ property and assets, on a consolidated basis, to any Person (other than us or any of our Subsidiaries or a Person that will be a Subsidiary after the transaction) unless (i) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture (including the debt securities), (ii) immediately after the transaction no default or event of default shall exist, (iii) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (iv) we or such Person shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the relevant provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with. In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any property or assets of ours or any Subsidiary would become subject to any lien or other encumbrance securing Debt, unless such lien or other encumbrance could be created pursuant to the provisions described under “—Limitation on Liens” above without equally and ratably securing the debt securities or unless the debt securities are secured equally and ratably with, or prior to, the Debt secured by such lien or other encumbrance.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, we will be discharged from any and all obligations in respect of any of the debt securities outstanding thereunder (except with respect to the authentication, transfer, exchange or replacement of such debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture), upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each installment of interest and any mandatory sinking fund payments or analogous payments on the outstanding debt securities of such series (“Defeasance”). Such trust may only be established if among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(b)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(c)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust created to be subject to the United States Investment Company Act of 1940, as amended; and

(d)	other customary conditions precedent are satisfied.

We may exercise our Defeasance option notwithstanding a prior exercise of the Covenant Defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the Defeasance option.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, unless and until we have exercised our Defeasance option described in the preceding paragraph, we may be released with respect to the debt securities, from the “Limitation on Liens” covenant, the “Limitation on Sale/Leaseback Transactions” covenant, the “Consolidation, Merger and Sale of Assets” covenant and certain other covenants, and such omission shall not be deemed to be an event of default under the Indenture and the debt securities outstanding thereunder upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each installment of interest and any mandatory sinking fund payments or analogous payments on the outstanding debt securities of such series (“Covenant Defeasance”). If we exercise the Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(b)	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(c)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

(d)	other customary conditions precedent are satisfied.

Events of Default

The Indenture provides that the following shall constitute events of default with respect to debt securities of any series:

(a)	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or any premium on) any debt security of that series at its maturity;

(c)	default in the deposit of any sinking fund payment when the same becomes due by the terms of the debt securities of that series;

(d)

breach or default in the performance of any covenant or agreement of ours in the Indenture, which continues for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of all outstanding debt securities of such series affected thereby;

(e)	acceleration of or any failure to pay at final maturity any Debt of ours or any Subsidiary of ours in an aggregate amount in excess of $100 million;

(f)	certain events in bankruptcy, insolvency or reorganization of us or any Subsidiary of ours which constitutes a Significant Subsidiary; and

(g)	any other events of default provided with respect to the debt securities of that series.

If an event of default (other than an event of default described in clause (f)), occurs and is continuing with respect to debt securities of any series, then in every such case the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding debt securities of that series and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee if given by holders), and upon any such declaration the same shall become immediately due and payable.

If an event of default described in clause (f) above occurs and is continuing with respect to debt securities of any series, the principal of and interest on all the debt securities of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the debt securities.

However, at any time after a declaration of acceleration with respect to the outstanding debt securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such acceleration.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such event of default.

No holder of a debt security of any series will have any right to institute any proceedings with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing event of default with respect to the debt securities of that series, (b) the holders of at least 25% in principal amount of the outstanding debt securities of all series affected by such event of default (as one class) have made written request, and such holder or holders have offered reasonable indemnity to the Trustee to institute such proceedings as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (as one class) a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification of the Indenture and Waiver

Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification or amendment (as one class); provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (i) change the stated maturity of the principal of (and premium, if any), or any installment of interest on, such outstanding debt security; (ii) reduce the principal of (and premium, if any), or any installment of interest on, such outstanding debt security; (iii) reduce the amount of the principal of such outstanding debt security payable upon the acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or the premium, if any, or interest on, such outstanding debt security; (v) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (vi) reduce the percentage of outstanding debt securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or (vii) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or covenants except as otherwise specified.

Notwithstanding the preceding, we and the Trustee are permitted to make modifications and amendments to the Indenture without the consent of any holder of debt securities of any series for any of the following purposes: (i) to evidence the succession of another person to us as obligor under the Indenture; (ii) to add covenants for any series of debt securities or to surrender any of our rights or powers in the Indenture; (iii) to add events of default for any series of debt securities; (iv) to add or change any provisions of the Indenture to permit or facilitate the issuance of debt securities in uncertificated form; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision; (vi) to add guarantees to the debt securities of any series and guarantors under the Indenture or to secure the debt securities of any series; (vii) to establish the form or terms of debt securities of any series; (viii) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of such series in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series, on behalf of all holders of outstanding debt securities of such series, may waive compliance by us with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in principal amount of outstanding debt securities of all series with respect to which an event of default shall have occurred and be continuing, on behalf of the holders of all outstanding debt securities such series, may waive such event of default, except a default in the payment of principal, premium or interest.

Governing Law

The Indenture is and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase our debt or equity securities, shares of common stock or shares of preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the securities offered by this prospectus:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to one or more purchasers directly;

•	through a combination of any of the previous methods of sale; or

•	through any other methods described in a prospectus supplement.

Registration of securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

The applicable prospectus supplement will describe that offering, including:

•	the securities offered;

•	the purchase price and the proceeds from that sale;

•	the name or names of any underwriters, dealers or agents involved in the sale of the offered securities;

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	any underwriting discounts, commissions agents’ fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional shares from the selling stockholders;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The offered securities may be sold directly by us and/or one or more selling stockholders or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

We may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities offered by this prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.

We and/or one or more selling stockholders may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act, and may also agree to contribute payments which the underwriters, dealers or agents may be required to make.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, or other counsel who is satisfactory to us. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Mosaic Company as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Except as otherwise stated, the information incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, concerning the scientific and technical information relating to the Florida phosphates mines was derived from the 2022 S-K 1300 report for Florida Phosphates titled “Florida Phosphate Mining Technical Report Summary” effective December 31, 2022, prepared by employees of The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, concerning the scientific and technical information relating to the Belle Plaine Potash Facility was derived from the 2024 S-K 1300 report titled “Belle Plaine Potash Facility Technical Report Summary” prepared by employees of The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, concerning the scientific and technical information relating to the Esterhazy Potash Facility was derived from the 2021 S-K 1300 report titled “Esterhazy Potash Facility Technical Report Summary” effective December 31, 2021, prepared by employees of The Mosaic Company.

Except as otherwise stated, the information incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, concerning the scientific and technical information relating to Complexo Mineração de Tapira (“Tapira”) was derived from the 2023 S-K 1300 report for Tapira titled “SEC S-K 1300 Technical Report Summary Mosaic Fertilizantes: Complexo Mineracao de Tapira” effective December 31, 2023, prepared by qualified persons who are employees of WSP USA Inc. and WSP Canada, Inc., which are not affiliated with the Company.

$2,000,000,000

The Mosaic Company

$1,000,000,000 5.350% Senior Notes due 2031

$500,000,000 5.650% Senior Notes due 2034

$500,000,000 5.900% Senior Notes due 2036

PROSPECTUS SUPPLEMENT

Active Joint Book-Running Managers

Citigroup	BofA Securities	J.P. Morgan	Wells Fargo Securities

Passive Joint Book-Running Managers

BMO Capital Markets	BNP PARIBAS	Goldman Sachs & Co. LLC	MUFG

PNC Capital Markets LLC	Rabo Securities	Scotiabank	US Bancorp

Co-Managers

Barclays	Bradesco BBI	TD Securities

August 10, 2026